Exhibit 32.1

ONCOLOGIX TECH, INC. AND SUBSIDIARIES

CERTIFICATION OF PRINCIPAL

EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Oncologix Tech, Inc. (the “Company”) on Form 10-Q for the three months ended November 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I Roy Wayne Erwin, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 31, 2014	ONCOLOGIX TECH, INC.
	By	/s/ Roy Wayne Erwin
Name: Roy Wayne Erwin Title: President and Chief Executive Officer